UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2025

GLOBAL ARENA HOLDING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-49819	33-0931599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1159 2nd Avenue, Ste 454 New York, NY	10065
(Address of Principal Executive Offices)	(Zip Code)

(646) 801-5524

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Asset Purchase Agreement

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 8, 2025, Global Arena Holding, Inc., a Delaware corporation (the “Company”) entered into that certain Asset Purchase Agreement (the “APA”) with GES Acquisition Corp., a Delaware corporation (“GES Acquisition Corp.”); Global Election Services, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“GES”); Global Election Services Holding LLC, a Delaware limited liability company (“GES Holding”); and Easterly CV VI LLC, a Delaware limited liability company (“Easterly”) on July 1, 2025.

On August 29, 2025, the parties entered into that certain Amendment No. 1 to the APA (the “Amendment”) to amend Section 9.01(b) to change the “Outside Closing Date” from August 31, 2025 to October 15, 2025. All other terms of the APA remain in full force and effect.

The information set forth above is qualified in its entirety by reference to the Amendment, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Amendment to Asset Purchase Agreement, dated August 29, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Global Arena Holding, Inc.

Dated: September 5, 2025	By:	/s/ John Matthews
John Matthews
Chief Executive Officer